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                                                                    EXHIBIT 99.2

                               SECOND ADDENDUM TO
                              EMPLOYMENT AGREEMENT

      This addendum, effective as of the completion of the transaction between Alternate Marketing Networks, Inc., a Delaware corporation (the "Company"), and Hencie, Inc. (anticipated to be July 1, 2002), by and between Alternate Marketing Networks, Inc., a Delaware corporation ("Company") and Phillip D. Miller ("Executive").

                                    Recitals

Whereas, the Company and the Executive entered into an Employment Agreement, dated July 1, 1995 (the "Employment Agreement"), and an Addendum to the Employment Agreement dated January 3, 2000 (the "First Addendum"), and

Whereas, the Company has entered into a merger agreement with Hencie Inc., and

Whereas, the Company and the Executive desire to amend certain terms of the Employment Agreement and the First Addendum as provided in this Second Addendum.

Now, therefore, for valuable consideration, the receipt of which is acknowledged, the Company and the Executive agree as follows:

Section 1 is replaced in its entirety as follows:

1. Employment. The Company hereby employs and engages the services of the Executive as Chairman of the Board and as President of Alternate Postal Direct, Inc., and National Home Delivery, Inc., d/b/a USSPI ("Subsidiary Companies"). The Executive may not be removed from his position as President of the Subsidiary Companies except by action of the Board of Directors.

Section 2 is replaced in its entirety as follows:

2. Term of Employment/Service. Subject to the automatic renewal provisions of
Section 6(d), the Executive's "Term of Employment" shall be extended to end on December 31, 2003. The Executive shall serve as Chairman of the Board for one year ending on June 30, 2003; the Executive shall remain a member of the Board for an additional two years thereafter ending on June 30, 2005.

Section 3(a) is replaced in its entirety as follows:

3. Position and Duties.

(a) During his term as Chairman of the Board, the Executive will play an active role in the operations, management and administration of the Company and all of its subsidiaries (not limited to the Subsidiary Companies), subject to the direction of the Board of Directors. As President of the Subsidiary Companies, the Executive shall be responsible for the operations, management and administration of those companies, consistent with his position as President and subject to the direction of the Board of Directors. All employees of the Subsidiary Companies shall report to and be directly responsible to the Executive. All salaries and bonuses for the employees of the Subsidiary Companies shall be determined by the Executive, excepting salaries and bonuses for officers, which the Board of Directors shall determine. The Executive shall report to the Board of Directors on a quarterly basis, and shall be responsible for submitting to the Board of


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Directors, when requested by it, budgets, capital expenditure reports, reserve reports and business plans. The Executive shall perform his duties at the Company's principal office, which shall be situated in Grand Rapids, Michigan, except for occasional periods of Company-related travel.

Section 6(d) is replaced in its entirety as follows:

(d) Termination/Notice of Non-Renewal By The Company Without Cause.

The Executive's term of employment as President under this Agreement shall automatically renew for one-year periods unless the Company gives the Executive six months written notice of non-renewal prior to the end of the term of employment.

In addition, the Company may, without Cause, terminate this Agreement, and the Executive's employment as President by the Company hereunder, at any time during the Term of Employment, provided, however, that the Company shall give to the Executive three months' prior notice of such termination. If the employment of the Executive should be terminated by the Company without Cause, the Company shall pay to the Executive as severance, within 60 days of the effective termination date, an amount equal to 12 months' base salary at the salary rate then in effect, plus accrued bonuses pursuant to Section (4) of this Agreement, computed on a pro rata basis from the beginning of the then- applicable fiscal year to the date of the Executive's termination without "Cause"; all other obligations of the Company to the Executive under this Agreement arising and accruing after the date of the Executive's termination without "Cause" shall terminate.

All other terms and conditions of the Employment Agreement and the First Addendum shall remain unchanged except as necessary to conform to the terms of this Second Addendum.

Executed as of the date first written above.

/s/ Amy Barkema                     ALTERNATE MARKETING NETWORKS, INC.
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Witness                             By: /s/ Phillip D. Miller
                                    ----------------------------------
                                    Title: CEO/Chairman


                                    /s/ Phillip D. Miller
                                    ----------------------------------
                                    Phillip D. Miller (Executive)